EXHIBIT 10.7
This FIRST AMENDMENT TO LEASE (“First Amendment”) is made this 22nd day of January, 2009 by and between Enterprise Centre Operating Associates, LP, a New Mexico limited partnership as successor in interest to Koll Bren Fund VI, L.P., a Delaware limited partnership (“Landlord”) and Tandy Brands Accessories, Inc., a Delaware corporation (“Tenant”)
RECITALS:
     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (“Lease”) dated January 31, 2004 covering certain premises (“Premises”) containing approximately 42,726 square feet of Net Rentable Area in the building commonly known as Enterprise Centre (“Building”) located at 690 East Lamar, Arlington, Tarrant County, Texas;
     WHEREAS, Landlord and Tenant desire to extend the Term of the Lease; and
     WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing the Extended Term:
AGREEMENTS:
NOW, THEREFORE, for and in consideration of the sum of ten and no/100 dollars ($10.00) and other valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby amend the Lease as follows:
1.	Term. The Term of the Lease for the Leased Premises shall be extended for a period of four (4) months (“Extended Term”) commencing September 1, 2009 and expiring December 31, 2009.

2.	Base Rental. Effective September 1, 2009, The Base Rental shall be amended to read as follows:

	Monthly	Period
Period	Amount	Amount
09/01/09 — 12/31/09	$62,308.75	$249,235.00

3.	Tenant Improvements. Tenant hereby accepts the Premises in its “As-Is” condition.

4.	No Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent, excepting Jackson & Cooksey, in connection with the negotiation of this Amendment, and that it knows of no real estate brokers or agents are or might be entitled to a commission in connection with this Amendment or otherwise in connection with the Lease.

5.	Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly incorporated and validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

6.	Defined Terms. All terms not otherwise defined herein shall have the same meaning as assigned to them in the Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

7.	No Representations. Landlord and Landlord’s agents have made no representations or promises, expressed or implied, in connection with this Amendment except as expressly set forth herein.

8.	Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.
Except as modified and amended herein, all other terms and conditions of the Lease are hereby ratified and affirmed in all respects.
IN WITNESS HEREOF, the undersigned have caused this First Amendment to be duly executed effective as of the date first written above.
LANDLORD: Enterprise Centre Operating Associates, LP, a New Mexico limited partnership as successor in interest to Koll Bren Fund VI, L.P., a Delaware limited partnership
By: BGK Texas Property Management, LLC, as Agent for Owner

By:
Name:	J. Peter Mehlert
Title:	President

Date:

TENANT: Tandy Brands Accessories, Inc., a Delaware corporation

By:	/s/ Craig Mackey
Name:	CRAIG MACKEY
Title:	CFO
Date:	1/22/09

2